Exhibit 23.1

Moore Australia Level 12, 10 Eagle Street Brisbane QLD 4000 GPO Box 475 Brisbane QLD 4001 T +61 7 3340 3800 E brisbane@moore-australia.com.au www.moore-australia.com.au

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of Sayona Mining Limited of our report dated April 11, 2025 relating to the consolidated financial statements of Sayona Mining Limited as of June 30, 2024 and 2023, and for each of the two years in the period ended June 30, 2024, which appears in this Registration Statement. We also consent to the reference to us as experts in auditing and accounting under the heading “Experts” in such Registration Statement.

/s/ Gregory Godwin
GREGORY GODWIN
PARTNER
MOORE AUSTRALIA AUDIT (WA)

Signed at Perth this 5th day of June 2025.

Moore Australia Audit (WA) – ABN 16 874 357 907.
An independent member of Moore Global Network Limited - members in principal cities throughout the world.
Liability limited by a scheme approved under Professional Standards Legislation.